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                                                                   Exhibit 10.70

April 1, 1999

Mr. Chuck Reese
Chief Executive Officer
TECH SQUARED INC.
5198 West 76th Street
Edina, Minnesota 55439

Dear Chuck:

Tech Squared Inc. ("T2" or the "Company") hereby retains Bayview Capital Group, Inc. ("Bayview") to act as its exclusive advisor to locate one or more potential purchasers of certain operating assets and businesses of T2, specifically T2's Net Direct Operations, T2's DTP Catalog Operations and T2's Distribution Sales (the "Subject Businesses"), but only such Subject Businesses, and to initiate negotiations regarding one or more such Transaction(s) on the terms and conditions described below.

Bayview agrees to use its best efforts to actively market the Subject Businesses for sale and to make an earnest effort to sell the Subject Businesses. The Company shall, however, retain the sole and absolute discretion to accept or reject the terms of any proposed sale or offer to purchase.

THE TRANSACTION(S)

The "Transaction(s)" shall include merger of the "Subject Businesses" into another entity, or the sale of the Subject Businesses. "Transaction(s)" shall not include a merger of the Company with, or any other transaction between the Company and MacUSA, Inc. or Digital River, Inc. "Transaction(s)" shall also not include any sale or other transaction relating to T2's mining properties.

ADVISORY FEES

Bayview will be entitled to a Success Fee, contingent upon the completion of one or more Transaction(s), equal to:

         6% of the first $5,000,000 of Purchase Consideration paid or assumed plus 2% of any purchase consideration paid or assumed in excess of $5,000,000. As to any Transaction(s) (or portion of a Transaction) closed before June 30, 1999, the Success Fee related to the first five million dollars of Purchase Consideration shall be increased to 7%. In addition, as to any Transaction(s) ,which is for 100% cash, with no contingencies or holdback amounts and in the amount of not less than $100,000, the Success Fee otherwise payable shall be increased to 107% of the amount otherwise calculated.

If there are multiple Transaction(s), all such Transaction(s) shall be considered as a single Transaction for calculation of Success Fees except that the increases in such fee set forth in the preceding paragraph (i.e. the 1% bonus related to transactions prior to June 30 and the 107%, multiplier related to all-cash transactions) shall be payable only with respect to those Transaction(s) meeting such requirements. If any Transaction(s) are completed, the minimum fee shall be $100,000.


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Mr. Chuck Reese
April 1, 1999
Page 2


Each Success Fee shall be due immediately and payable on or after the time of closing and at the time of each payment of a contingent portion of the Purchase Consideration to the Company. The Success Fee on future, non-contingent payments shall be computed based on the present value of those payments discounted at 8% and shall be paid at closing. The Success Fee on contingent payments shall be paid when the contingency is satisfied and the contingent payments are made. Success Fees on future contingent payments shall be based on the percentage schedule for Success Fees with the applicable percentage allocated in the order payments are received.

PURCHASE CONSIDERATION

Purchase Consideration shall include all consideration paid or provided by the Buyer to the Company or its shareholders. Such Consideration shall include, but not be limited to, the value of (a) payments of cash, stock or notes; (b) interest-bearing debt, either assumed or forgiven; (c) contingent payments; and
(d) non-compete or consulting agreements. For purposes of calculating Bayview's fee, current assets minus current liabilities will not be less than zero.

EXPENSE REIMBURSEMENT AND RETAINER FEE

T2 agrees to reimburse Bayview for all reasonable and ordinary out-of-pocket expenses incurred in connection with the Transaction(s). Bayview agrees that it will not incur out-of-pocket expenses aggregating in excess of $5,000 without the Company's prior written consent. Bayview shall account to T2 for all such expenses.

T2 agrees to pay Bayview a retainer fee of $50,000 which shall be deemed earned when paid. The Retainer Fee is due five (5) days from the date of this Agreement.

TERM OF AGREEMENT

This Agreement will expire six (6) months from the date hereof but can be extended by mutual agreement.

Bayview will inform T2 of introductions made to prospective purchasers on at least a weekly basis. These communications may be done by e-mail or by fax to Mr. Chuck Reese and Jeff Martin. Bayview will review its "hit list" of prospective purchasers with T2 prior to initial contacts being made. Such "hit list" will not include Digital River (or any subsidiary thereof) nor Chuck Reese. If a transaction is not completed during the term of this Agreement but is completed within twelve (12) months from the termination of this Agreement with a party whom Bayview introduced to T2, and was supplied a confidentiality agreement regarding the contemplated Transaction(s), T2 shall pay Bayview the Success Fees as herein provided.



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Mr. Chuck Reese
April 1, 1999
Page 3


INDEMNIFICATION

T2 agrees to indemnify and hold Bayview and its affiliates, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened of pending investigation, action, proceeding or dispute whether or not any Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of Bayview's entering into or performing services under this Agreement or arising out of any matter referred to in this Agreement. This indemnity will also include Bayview's and/or such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in, and the cost of Bayview's personnel whose time is spent in connection with, such investigations, actions, proceedings or disputes which fees, expenses and costs will be periodically reimbursed to Bayview and/or to any such other Indemnified Person by the Company as they are incurred; provided, however, that the indemnity herein set forth will not apply where a court of competent jurisdiction, or any person designated to resolve disputes between us, has made a final determination that Bayview or any Indemnified Person acted in a grossly negligent manner, engaged in willful misconduct, or violated any applicable laws or regulations in the performance of Bayview's services under this Agreement which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder. The Company also agrees that neither Bayview nor any Indemnified Person will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with any act or failure to act by Bayview as a result of Bayview's engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is found in a final determination by a court of competent jurisdiction, or any person designated to resolve disputes between us, to have resulted from Bayview's gross negligence, willful misconduct or violation of law. The terms and conditions set forth in this paragraph shall survive the termination and expiration of this Agreement.

Bayview agrees to indemnify and hold the Company, its affiliates, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not any Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of any matter referred to in this Agreement where a court of competent jurisdiction, or any person designated to resolve disputes between us, has made a final determination that Bayview acted in a grossly negligent manner, engaged in willful misconduct, or violated any applicable laws or regulations in the performance of Bayview's services under this Agreement, which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder. This indemnity will also include the Company's and/or such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in, and the cost of the Company's personnel whose time is spent in connection with, such investigations, actions, proceedings or disputes. Bayview also agrees that neither the Company nor any Indemnified Person will have any liability (whether direct or indirect, in contract or tort or otherwise) to Bayview for or in connection with any act or failure to act by the Company as a result of Bayview's engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by Bayview that is found in a final determination by a court of competent jurisdiction, or any person designated to resolve disputes between us, to have resulted from the Company's gross negligence, willful misconduct or violation of law. Notwithstanding, the amount of any indemnification due and owing from Bayview shall not be greater than the amount of fees collected or earned by Bayview pursuant to the terms and conditions of this agreement. The terms and conditions set forth in this paragraph shall survive the termination and expiration of this Agreement.



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Mr. Chuck Reese
April 1, 1999
Page 4


LIMITATION ON LIABILITY

If for any reason, the foregoing indemnification is unavailable to Bayview or any other Indemnified Person or insufficient to hold them harmless, then the Company will contribute to the amount paid or payable by Bayview or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Bayview or any other Indemnified Person on the other hand, but also the relative fault of the Company and Bayview or any other Indemnified Person, as well as any relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company set forth above shall be in addition to any liability which the Company may otherwise have, and these obligations and the other provisions set forth above shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Bayview and any other Indemnified Persons. The terms and conditions set forth in this paragraph shall survive the termination and expiration of this Agreement.

If for any reason, the foregoing indemnification is unavailable to the Company or any other Indemnified Person or insufficient to hold them harmless, then Bayview will contribute to the amount paid or payable by the Company or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Bayview on the other hand, but also the relative fault of the Company and Bayview, as well as any relevant equitable considerations. Bayview's reimbursement indemnity and contribution obligations as set forth above shall be in addition to any liability which Bayview may otherwise have, and these obligations and the other provisions set forth above shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Bayview and any other Indemnified Persons. The terms and conditions set forth in this paragraph shall survive the termination and expiration of this Agreement.

DISCLOSURE OF CONFIDENTIAL INFORMATION

         (a) DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" means any information that is not generally known to the public that relates to the existing or reasonably foreseeable business of the Company which has been expressly or implicitly protected by the Company or which, from all of the circumstances, Bayview knows or has reason to know that the Company intends or expects the secrecy of such information to be maintained. Confidential Information includes, but is not limited to, information contained in, or relating to, the development plans or proposals, marketing plans or proposals, strategies, financial statements, budgets, trade secrets, test data, other data, software licenses, pricing formulas, customer and supplier information, employee information, research and development information, designs, products, processes, manufacturing techniques, know-how, and other proprietary information of the Company, whether written, oral or communicated in another type of medium, whether disclosed directly or indirectly, whether originals or copies, and whether or not legal protection has been obtained or sought under applicable law. Bayview shall treat all such information as Confidential Information regardless of its source and whether or not marked as confidential.

         (b) BAYVIEW SHALL NOT DISCLOSE CONFIDENTIAL INFORMATION. Bayview will not, during the term of Bayview's engagement or following the termination of Bayview's engagement by the Company,


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Mr. Chuck Reese
April 1, 1999
Page 5


use, show, display, release, discuss, communicate, divulge or otherwise disclose Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, without the prior written consent or authorization of the Company, unless such Confidential Information is already in the public domain.

         (c) TITLE. All documents or other tangible or intangible property relating in anyway to the business of the Company (including without limitation the Subject Businesses) which come into Bayview's possession during the engagement period shall be and remain the exclusive property of the Company, and Bayview agrees to return all such documents, and tangible and intangible property or copies thereof, which are the property of the Company or which relate in any way to the business, customers, products, practices or techniques of the Company, and all other property of the Company to the Company upon the termination of Bayview's engagement by the Company, or at such earlier time as the Company may request.

         (d) COMPELLED DISCLOSURE. In the event a third party seeks to compel disclosure of Confidential Information by Bayview by judicial or administrative process, Bayview shall promptly notify the Board of Directors of the Company of such occurrence and furnish to the Board of Directors a copy of the demand, summons, subpoena or other process served upon Bayview to compel such disclosure, and will permit the Company to assume, at its expense, but with Bayview's cooperation, defense of such disclosure demand. In the event that the Company refuses to contest such a third party disclosure demand under judicial or administrative process, or a final judicial order is issued compelling disclosure of Confidential Information by Bayview, Bayview shall be entitled to disclose such information in compliance with the terms of such administrative or judicial process or order.

INDEPENDENT CONTRACTOR STATUS

The parties hereto agree that:

         (a) Bayview shall not be considered an agent or employee of the Company for any purpose, but shall be an independent contractor. The Company shall not exercise any supervision over Bayview in the performance of its services hereunder, nor shall the Company require Bayview's compliance with detailed orders or instructions. Bayview shall have no right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company, nor to accept service of legal process addressed to or intended for the Company, or to bind the Company in any manner whatsoever.

         (b) Bayview shall not be treated as an employee for purposes of employment taxes, income tax withholding and employee benefits. Bayview shall be solely responsible for the payment of all applicable federal and state self-employment and income taxes (including, without limitation, FICA and social security).

MISCELLANEOUS

This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties, whether written or oral. This Agreement cannot be terminated or changed, nor can any of its provisions be waived, except by written agreement signed by the parties hereto.


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Mr. Chuck Reese
April 1, 1999
Page 6


ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL BE REFERRED TO THE AMERICAN ARBITRATION ASSOCIATION, MINNEAPOLIS, MINNESOTA, AND ANY SUCH PROCEEDING WILL BE CONDUCTED IN MINNEAPOLIS, MINNESOTA. THE AWARD DECISION OF 'THE ARBITRATORS WILL BE CONCLUSIVE AND BINDING UPON THE PARTIES AND MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO SUCH STATE'S CONFLICTS OR CHOICE OF LAW PROVISIONS. THE PARTIES EXPRESSLY AGREE THAT THE COURTS LOCATED IN THE STATE OF MINNESOTA WILL BE THE ONLY COURTS HAVING JURISDICTION IN CONNECTION WITH ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL SHALL BE DEEMED ADEQUATE AND LAWFUL. THE TERMS AND CONDITIONS SET FORTH IN THIS PARAGRAPH SHALL SURVIVE ANY EXPIRATION OR TERMINATION OF THIS AGREEMENT.

Any correspondence or notices pursuant to this Agreement will be delivered to our respective addresses as set forth herein, unless and until we have given each other written notice of a change of address.

If this letter sets forth the understanding between us, please sign and date the copy of this letter under the word "agreed" and return the signed copy to us.

Sincerely,



/s/ Peter J. Slocum
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Peter J. Slocum, Managing Director
Bayview Capital Group



Agreed and accepted this 5th day of Apirl, 1999

TECH SQUARED INC.

By: /s/ Chuck Reese
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Chuck Reese
Its: Chief Executive Officer